Exhibit 10.4

AMENDMENT NO. 1 TO THE WARRANT

This AMENDMENT NO. 1 to the Warrant (as defined below) (the “Amendment”), dated as of May 22, 2021, by and between GROM SOCIAL ENTERPRISES, INC., a Florida corporation (the “Company”), and LABRYS FUND, LP, a Delaware limited partnership (the “Investor”). Each of the Company and the Investor shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company issued a common stock purchase warrant to Investor on April 16, 2021, for the purchase of up to 3,750,000 shares of the Company’s common stock (the “Warrant”); and

WHEREAS, the Parties desire to amend certain terms of the Warrant as set forth below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees with the other as follows:

1.         Section 2(b) of the Warrant shall be deleted in its entirety.

2.         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.         The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Warrant, shall govern the construction of this Amendment and the rights and remedies of the parties hereto.

4.         Except as specifically modified hereby, all of the provisions of the Warrant, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Warrant to be duly executed as of the day and year first above written.

GROM SOCIAL ENTERPRISES, INC.

By: /s/ Darren Marks
Name: Darren Marks
Title: Chairman & CEO

LABRYS FUND, LP

By: /s/ Thomas Silverman
Name: Thomas Silverman
Title: Managing Member